UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace

Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement.

On September 28, 2007, Ecosphere Technologies, Inc. (“Ecosphere”) and its wholly- owned subsidiary, UltraStrip Envirobotic Solutions, Inc. (“UES”), entered into an Asset Purchase Agreement with Chariot Robotics, LLC (“Chariot”) pursuant to which Ecosphere and UES agreed to sell the ship stripping and above ground storage assets of UES. The consideration for the purchased assets is: (i) $6,200,000 in cash, (ii) the assumption of liabilities in the aggregate amount of $1,535,000, and (iii) issuance to Ecosphere of 5% of the total outstanding limited liability company interests of Chariot.

The closing is subject to (i) satisfactory completion of due diligence, (ii) termination and consent of certain of UES’ contracts, (iii) delivery of customary closing opinions and certificates and (iv) other customary closing conditions. Ecosphere has obtained the necessary consents of its lenders.

The Asset Purchase Agreement relates to the Form 8-K filed on July 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Chief Executive Officer

Date: October 3, 2007

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